Exhibit 17(iv)
THE COVENTRY GROUP
SPECIAL MEETING OF SHAREHOLDERS
MARCH 26, 2007
PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
The undersigned, revoking all previous proxies, if any, with respect to the Shares (defined below), hereby appoints Timothy Bresnahan and Jennifer Millenbaugh proxies, each with full power of substitution, to vote at the Special Meeting of Shareholders (the “Special Meeting”) of The Coventry Group (the “Trust”) with respect to the Diversified Equity Fund, a series of the Trust, to be held at 3435 Stelzer Road, Columbus, OH 43219 on March 26, 2007 at 1:00 p.m. Eastern Time, and any adjournments or postponements thereof, all shares of beneficial interest (“Shares”) on the proposal set forth on the reverse regarding: (i) the Agreement and Plan of Reorganization (the “Reorganization Agreement”) between the Diversified Equity Fund and the Income Equity Fund, also a series of the Trust, and (ii) any other matters properly brought before the Special Meeting.
This proxy is solicited on behalf of the Trust’s Board of Trustees, and may be revoked prior to its exercise by filing with the Secretary of the Trust an instrument revoking this proxy or a duly executed proxy bearing a later date, or by appearing in person and voting at the Special Meeting.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.
The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus of The Coventry Group. Your signature(s) on this Proxy should be exactly as your name(s) appear on this Proxy. If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.
Signature(s) (Sign in the Box)                                                   Date

FUND NAME — POSITION C
Vote on Proposal
THE BOARD OF TRUSTEES OF THE COVENTRY GROUP RECOMMENDS A VOTE FOR THE PROPOSAL TO:
1.	Approve the Agreement and Plan of Reorganization providing for the transfer of the assets and liabilities of the Diversified Equity Fund to the Income Equity Fund in exchange for shares of the Income Equity Fund and the subsequent liquidation of the Diversified Equity Fund:

☐ For	☐ Against	☐ Abstain
THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S). IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED FOR THE FOREGOING PROPOSAL AND WILL BE VOTED IN THE APPOINTED PROXIES’ DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.
PLEASE DATE, SIGN AND RETURN THIS CARD USING THE ENCLOSED, POSTAGE-PAID ENVELOPE

VOTE ON THE INTERNET:
1.  Read the Proxy Statement/Prospectus and have this card on hand
2.  Log on to www.proxyvote.com
3.  Follow the on-screen instructions
4.  Do not return this paper ballot
VOTE BY PHONE:
1.  Read the Proxy Statement/Prospectus and have this card on hand
2.  Call toll-free 1-800-221-0697
3.  Follow the recorded instructions
4.  Do not return this paper ballot
VOTE BY MAIL:
1.  Read the Proxy Statement/Prospectus
2.  Check the appropriate boxes on the reverse side
3.  Sign and date the Proxy Card
4.  Return the Proxy Cart in the enclosed postage-paid envelope